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                                                                      EXHIBIT 99



                                                               [ON Semiconductor
                                                                  Name & Logo]


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
         Everett Tackett                                      Dan Martin
         Director Public Relations                            Director Investor Relations
         ON Semiconductor                                     ON Semiconductor
         (602) 244-4534                                       (602) 244-4905
         everett.tackett@onsemi.com                           dan.martin@onsemi.com
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           ON SEMICONDUCTOR UPDATED FOURTH QUARTER EARNINGS ESTIMATES

Phoenix, Ariz. - (Dec. 12, 2000) - ON Semiconductor Corporation (Nasdaq: ONNN) today announced that sales for the Company's fourth quarter ending December 31, 2000 are expected to be down 7% - 9% from the third quarter of 2000, with earnings per share expected to be 10-12 cents excluding amortization of goodwill and other intangibles. Prior expectations for the fourth quarter were flat sequential revenues and earnings per share of 18 cents excluding amortization of goodwill and other intangibles. In the third quarter of fiscal 2000, the Company reported total revenues of $543 million and net income of about $30 million, or 17 cents per share.

Commenting on the near-term outlook, Steve Hanson, president and CEO of ON Semiconductor stated "Overall demand has softened in recent weeks and customers have delayed or cancelled existing orders to manage their inventories in line with their incoming business. Consequently, turns for the quarter have been lower than normal. We are experiencing the same softness in the computing, communications and consumer markets that has been observed by most of our competitors and customers."

Looking further out, the Company expects revenues for the first quarter of 2001 to be down 5%-7% from estimated revenues for the fourth quarter of 2000. Hanson added, "We expect the softness to continue throughout the first quarter of next year at which time our customers' inventory levels should correct and business should strengthen throughout the remainder of fiscal '01. We are addressing this short-term environment with appropriate cost controls while continuing to invest in the growth of new products focused on broadband and power management."

About ON Semiconductor

ON Semiconductor designs and manufactures analog power management and broadband integrated circuits. The Company plans to introduce over 400 new products in 2000, anticipating the need for faster data flow for computing on the Internet and more efficient use of power in wireless, consumer, computing and automotive markets. ON Semiconductor serves its customers through a global supply chain of factories located in Arizona (headquarters), Rhode Island, China, Czech Republic, Slovakia, Japan, Malaysia, Mexico, and the Philippines as well as through a global network of distributors and contract manufacturers. For more information, visit ON Semiconductor's Web site at http://www.onsemi.com


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                                     *******

ON Semiconductor and the ON Semiconductor logo are trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

This press release includes "forward-looking statements" as that term is defined in the Private Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of words such as "believes," "expects," "estimates," "projects," "may," "will," "intends," "plans," or "anticipates," or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of manufacturing capacity, availability of raw materials, competitors' actions relating to products and pricing, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses, risks associated with acquisitions, changes in management and risks involving environmental or other governmental regulation. Additional factors that could affect the company's future operating results are described under "Risk Factors" in the Registration Statement on Form S-1 and the Prospectus dated April 27, 2000 relating to our initial public offering, and other factors as listed from time to time in our SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.


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